EXHIBIT 23.1

Hoogendoorn & Company
Chartered Accountants
406-455 Granville St.
Vancouver, B.C. V6C 1T1
Ph: (604) 687-3773
Facsimile: (604) 936-0374
Email: hoogendoorn@telus.net

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Medusa Style Corporation
Suite 210-580 Hornby Street
Vancouver, BC
V6C 3B6

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our Independent Auditors' Report dated January 15, 2002 relating to the financial statements of Medusa Style Corporation at August 31, 2002 which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the ability of the Company to continue as a going concern.

We also consent to the reference to ourselves under the caption "Experts"

Vancouver, Canada                                                                                                         /s/ Hoogendoorn & Company
January 16, 2003                                                                                                           Chartered Accountants